Exhibit 32.2
Certification of Chief Financial Officer
EastGroup Properties, Inc.
In connection with the quarterly report of EastGroup Properties, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brent. W. Wood, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRENT W. WOOD
BRENT W. WOOD
Chief Financial Officer
July 26, 2019